Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 4, 2026 relating to the financial statements of Keros Therapeutics, Inc., appearing in the Annual Report on Form 10-K of Keros Therapeutics, Inc. for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts September 10, 2026